Exhibit 10.3

GUARANTY

This GUARANTY (this “Guaranty”), made as of May 7, 2012 by L. MICHAEL HONE (the “Guarantor”), in favor of NORTHEAST LCD CAPITAL, LLC (“Secured Party”), is entered into in connection with the Secured Demand Promissory Note (the “Note”), dated as of the date hereof, issued by LUCID, INC.  (the “Obligor”) in favor of the Secured Party.

1.                                      Guaranty.

This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Obligor of all amounts owed pursuant to the Note and all the obligations of the Obligor to Secured Party under the Note (collectively, the “Obligations”), and not of their collectibility only.  This Guaranty is in no way conditioned upon any requirement that Secured Party first attempt to collect, make any demand of, take any enforcement action against, or make or file any claim or proof in a winding up or dissolution of the Obligor or from any other party now or hereafter primarily or secondarily liable for any of the Obligor’s Obligations.

For purposes hereof, the Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Note notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the United States Bankruptcy Code or other applicable law.  Furthermore, the obligations of the Guarantor hereunder shall be independent of any obligations of the Obligor and shall not be affected, modified or impaired upon the happening from time to time of any event.  In particular, where an obligation of the Obligor is void, voidable or unenforceable for any reason, the Guarantor’s obligations under this Guaranty are unaffected and the Guarantor shall perform the Obligations as if it were primarily liable for the performance.

Upon default by the Obligor in the full and punctual payment and performance of any of the Obligations or default by the Guarantor in the performance of any of the Guarantor’s covenants hereunder, the liability of the Guarantor for payment of the Obligations shall become immediately due and payable.

2.                                      Representations and Warranties.

The Guarantor represents and warrants that (i) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms; (ii) the execution, delivery and performance by it of this Guaranty (A) do not require any consents, and (B) are not and will not be in conflict with or prohibited or prevented by any requirement of law, or any instrument, agreement or provision, in each case binding on him or affecting his property; and (iii) the Guarantor substantially benefits from the financing arrangements under the Note and this Guaranty is necessary for the financing arrangements under the Note.

3.                                      Continuing Agreement; Termination.

This Guaranty shall continue in full force and effect until the Obligations have been satisfied in full.  In the event that any payment or property received by Secured Party from the Obligor with respect to the Obligations is subsequently recovered from or repaid by Secured Party as a result of any bankruptcy, reorganization, receivership, dissolution, liquidation or other insolvency proceeding, this Guaranty shall continue to be effective as though such payment had not been made.  This provision shall survive the termination of this Guaranty.

If any provision of this Guaranty shall for any reason be determined invalid, illegal or otherwise unenforceable in any respect by any court, tribunal or other forum of competent jurisdiction, then, to the full extent permitted by law: (i) such invalidity, illegality or unenforceability shall not affect any other provision or provisions of this Guaranty; (ii) all other provisions of this Guaranty shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible; and (iii) the parties shall use all reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intent of this Guaranty.

4.                                      Assignment.

This Guaranty shall inure to the benefit of Secured Party and its successors and assigns and shall be binding upon the Guarantor and successors and assigns of the Guarantor; provided, however, that this Guaranty shall not be assigned by the Guarantor without the prior written consent of Secured Party.  For the avoidance of doubt, Secured Party may assign its rights hereunder without the consent of the Guarantor in accordance with the terms of the Note.

5.                                      Miscellaneous.

Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by facsimile transmission, electronic mail or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified below (unless such party has by written notice specified another address), and shall be deemed made or delivered when dispatched, left at that address or three days after being mailed, postage prepaid, to such address.  This Guaranty may not be amended or waived except by a written instrument signed by the Guarantor and Secured Party, and any such amendment or waiver shall be effective only for the specific purpose given.  No failure or delay by Secured Party to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The provisions of this Guaranty are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction.  This Guaranty and any amendment hereof may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement.  In proving this Guaranty, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

Address of Guarantor	Address of Secured Party

10 Post Office Square North Tower, 11th Floor, Suite 1150 Boston, MA 02109	Northeast LCD Capital, LLC c/o Wesley Crowell Bergen & Parkinson, LLC 62 Portland Rd., Suite 25 Kennebunk, ME 04043

THIS GUARANTY SHALL TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MAINE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW AND APPLICABLE FEDERAL LAW TO THE EXTENT THAT THE LAWS OF THE STATE OF MAINE ARE PREEMPTED BY SUCH FEDERAL LAW.  THE GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY, AND ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING,

MAY BE BROUGHT IN THE COURTS OF THE STATE OF MAINE OR ANY FEDERAL COURT SITTING THEREIN.

The Guarantor, as an inducement to Secured Party to enter into the Note, hereby waives its right to a jury trial with respect to any action arising in connection with this Guaranty.

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Note or in the Security Agreement, dated as of the date hereof, among Secured Party and Obligor.

[Signature page follows.]

IN WITNESS WHEREOF, this Guaranty has been executed by the parties hereto as of the date first above written.

/s/ L. Michael Hone
L. Michael Hone

Guaranty